                                                                      EXHIBIT(d)

                              MANAGEMENT AGREEMENT

      Agreement made as of the first day of June, 1992, and amended and restated as of May 10, 2004 between Citizens Funds (formerly, Citizens Investment Trust) (the "Trust"), a Massachusetts business trust, and Citizens Advisers, Inc., a New Hampshire corporation (the "Manager").

      WHEREAS, the Trust's shares of beneficial interest ("Shares") are divided into separate series;

      WHEREAS, the Trust wishes to retain the services of a manager with respect to the Shares of each of its series listed on Exhibit A hereto (each, a "Fund," and collectively, the "Funds");

      WHEREAS, Manager has agreed to act as manager with respect to each Fund;

      NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

                                   WITNESSETH:

In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

I.    In General

      The Manager agrees, all as more fully set forth herein, to act as managerial investment adviser to the Trust with respect to the investment of the assets of each Fund, and to supervise and arrange for the purchase and sale of securities held in each Fund.

II. Duties and Obligations of the Manager with Respect to Investment of Assets in the Trust

      A. Subject to the succeeding provision of this section and subject to the direction and control of the Board of Trustees of the Trust, the Manager is responsible for:

            1. determining which securities are to be bought and sold for each Fund; and

            2. the timing of such purchases and sales as well as the placement of orders to effect these purchases and sales.

                                                                      EXHIBIT(d)

The Manager, at its sole option and expense, may, subject to the provisions of the Investment Company Act of 1940, as amended (the "Act"), delegate some or all of these duties to one or more sub-managers.

      B. Any investment purchases or sales made by the Manager shall at all times conform to and be in accordance with any requirements imposed by:

            1. the provisions of the Act, and of any rules and regulations in force thereunder;

            2. any other applicable provisions of law;

            3. the provisions of the Declaration of Trust and By-Laws of the Trust, each as amended from time to time;

            4. any policies and determinations of the Board of Trustees of the Trust; and

            5. the fundamental policies of the Trust, as reflected in the applicable then-current registration statement of the Trust under the Act, or as amended by the Shareholders of the Trust.

      C. The Manager shall use its best efforts in rendering services hereunder, but neither the Manager nor any sub-manager shall be liable for any loss sustained by reason of the purchase, sale or retention of any security, whether or not such purchase, sale or retention shall have been based upon its own investigation and research or upon the investigation or research of another entity including, but not limited to, in the case of the Manager or a sub-manager, the employees or agents of the Manager or any sub-manager, provided that such purchase, sale or retention was made in good faith. Nothing herein contained shall, however, be construed to protect the Manager or any sub-manager against any liability to the Trust or its Shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

      D. Nothing in this Agreement shall prevent the Manager or any affiliated person (as defined in the Act) of the Manager from acting as investment adviser or manager and/or principal underwriter for any other entity and shall not in any way restrict the Manager, any sub-manager, or any such affiliated person from buying, selling or trading securities for its or their own accounts or for the accounts of others for whom they may be acting, provided that the Manager represents that it will not undertake any activities which, in its sole judgment, will adversely affect the performance of its obligations to the Trust under this Agreement. The Trust expressly acknowledges that the trade name "Citizens", and each Fund's name (collectively, the "Trade Names") are not the property of the Trust for any purpose. The Trust may use the Trade Names only in the manner allowed by the Manager. The Trust further agrees that in the event that the Manager ceases to be the Trust's investment manager for any reason, the Trust will promptly take all necessary steps to stop using the Trade Names.

                                                                      EXHIBIT(d)

      E. It is agreed that the Manager and any sub-manager, will have no responsibility or liability for the accuracy or completeness of the Trust's registration statement under the Act or the Securities Act of 1933, as amended, except for information supplied by the Manager for inclusion therein. The Trust agrees to indemnify the Manager and any sub-manager to the full extent permitted by the Trust's Declaration of Trust.

III.  Allocation of Expenses

The Manager agrees that it (or a sub-manager) will provide the Trust, at the Manager's expense, with all office space, facilities, equipment and clerical personnel necessary for carrying out its duties under this Agreement. The Manager will also pay all compensation of all Trustees, officers and employees of the Trust who are affiliated persons (as defined in the Act) of the Manager. All costs and expenses not expressly agreed to be paid by the Manager or a sub-manager as described above, shall be paid by the Trust, including but not limited to:

            1. interest and taxes;

            2. brokerage commissions;

            3. insurance premiums;

            4. compensation and expenses of the Trust's Trustees who are not affiliated persons of the Manager;

            5. legal and audit expenses;

            6. fees and expenses of the Trust's custodian, shareholder servicing agent, transfer agent, fund accountant and record keeping agent;

            7. expenses incident to the issuance of the Trust's shares of beneficial interest, including those shares issued as reinvested dividends;

            8. fees and expenses incident to the registration of the Fund or its shares of beneficial interest under Federal or State securities laws;

            9. expenses of preparing, printing or mailing reports and notices and proxy material sent to the Shareholders of the Trust;

            10. all other expenses incidental to holding meetings of the Shareholders of the Trust;

            11. dues, assessments and/or contributions to the Investment Company Institute or any successor thereto;

            12. such non-recurring expenses as may arise, including those relating to litigation affecting the Trust and the legal obligation of the Trust to indemnify its officers and Trustees with respect thereto; and

            13. all expenses which the Trust agrees to bear in any distribution agreement with the Manager or any other entity or in any plan adopted by the Trust pursuant to rule 12b-1 under the Act.

IV.   Compensation of the Manager

The Trust agrees to pay the Manager and the Manager agrees to accept as full compensation for all of the services rendered by the Manager hereunder, an annual

                                                                      EXHIBIT(d)

management fee payable twice monthly but in no event less frequently than semi-annually and computed as of the close of each business day at the annual rates with respect to each Fund as detailed in Exhibit A.

V.    Duration, Revisions and Term

      A. This Agreement is effective as to all Funds listed on Exhibit A on the date of the amendment and restatement of this Agreement, and, as to any series added to Exhibit A after the date hereof, this Agreement shall become effective with respect to that series on the date indicated on Exhibit A attached hereto. Exhibit A may be amended from time to time to add additional series of the Trust as agreed by the Trust and Manager. This Agreement shall, unless terminated as herein provided, continue in effect with respect to a Fund for successive annual periods after its effectiveness so long as such continuance is specifically approved, with respect to such Fund, at least annually by the Trust's Board of Trustees, including a majority of Trustees who are not parties to this Agreement, or "interested persons" (as defined in the Act) of any such party. Such vote must be cast in person at a meeting of the Board of Trustees called for the purpose of voting on such approval.

      B. Revisions to this Agreement with respect to any Fund may be made only if such amendment is approved by the "vote of a majority of the outstanding voting securities" (as defined in the Act) of the Fund (except for any such amendment as may be effected in the absence of such approval without violating the Act).

      C. This Agreement may be terminated with respect to any Fund without penalty by either party upon not less than 60 days written notice, provided that such termination by the Trust shall be directed and approved by a majority of all its Trustees in office at that time or upon the vote of the holders of a majority (as defined in the Act) of the then issued and outstanding shares of beneficial interest of the Fund. This Agreement shall automatically terminate in the event of its assignment.

VI.   Binding Only on Trust Property and Applicable Fund

The Manager acknowledges that the obligations of the Trust under this Agreement are binding only on Trust property and not upon any Shareholder personally. The Manager is aware that the Trust's Declaration of Trust disclaims individual Shareholder liability for acts and obligations of the Trust.

Each party acknowledges and agrees that all obligations of each Fund are binding only with respect to that Fund; that any liability of a Fund under this Agreement, or in connection with the transactions contemplated herein, shall be discharged only out of the assets of that Fund; and that no other series of the Trust shall be liable with respect to this Agreement or in connection with the transactions contemplated herein.

                                                                      EXHIBIT(d)

In witness whereof, the parties have caused the foregoing instrument to be executed by duly authorized persons, all as of the day and year first above written.

CITIZENS FUNDS
on behalf of each of its series
listed on Exhibit A hereto                      CITIZENS ADVISERS, INC.

By: /s/ Sophia Collier                          By: /s/ Sean Driscoll
    -------------------------                       ----------------------------
    Sophia Collier                                  Sean Driscoll
    President                                       Senior Vice President

                                    EXHIBIT A

             FUND                               COMPENSATION
             ----                               ------------
Citizens Core Growth Fund(sm)                      0.50%
Citizens Emerging Growth Fund(R)                   1.00%
Citizens Small Cap Core Growth Fund(sm)            0.50%
Citizens Value Fund(sm)                            0.70%
(added September 20, 2001)
Citizens Global Equity Fund(R)                     1.00%
Citizens Income Fund(R)                            0.65%
Citizens Money Market Fund(sm)                     0.35%*
Citizens Balanced Fund                             0.65%
(added August 19, 2002)
Citizens Ultra Short Bond Fund                     0.35%
(added August 19, 2002)
Citizens Government Obligations Fund               0.20%
(added August 19, 2002)
Citizens Prime Money Market Fund                   0.25%
(added August 19, 2002)
Citizens 300 Fund                                  0.20%
(added February 17, 2003)
Citizens  Investment  Grade Bond Fund              0.45%
(added  February 17, 2003)
Citizens Small Cap Value Fund                      0.75%
(added November 17, 2003)

*For any period Citizens Money Market Fund ("Fund") invests its assets in Citizens Prime Money Market Fund, the total management fee payable to Citizens Advisers under the Management Agreement with respect to the Fund shall not exceed 0.35% per annum of the Fund's average net assets minus the Fund's allocable share of the management fees paid to Citizens Advisers from Citizens Prime Money Market Fund (effective as of February 17, 2003).

                                       94